SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

WESTWOOD HOLDINGS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31234	75-2969997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices)

(214) 756-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01:	REGULATION FD DISCLOSURE

Westwood announced today preliminary assets under management of $9.5 billion as of September 30, 2009, a 16% sequential increase compared to assets under management of $8.2 billion at June 30, 2009 and a 32% increase compared to assets under management of $7.2 billion at December 31, 2008. This is a preliminary estimate of assets under management and is subject to final reconciliations. Final assets under management will be announced on October 22, 2009 when the Company releases third quarter 2009 financial results.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits: The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release dated October 2, 2009, entitled “Westwood Holdings Group, Inc. to Present at William Blair Emerging Growth Stock Conference; Announces Preliminary Assets Under Management of $9.5 Billion as of September 30, 2009”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2009

WESTWOOD HOLDINGS GROUP, INC.

By:	/S/ WILLIAM R. HARDCASTLE, JR.
William R. Hardcastle, Jr.,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 2, 2009, entitled “Westwood Holdings Group, Inc. to Present at William Blair Emerging Growth Stock Conference; Announces Preliminary Assets Under Management of $9.5 Billion as of September 30, 2009”.